Exhibit 5.1

July 31, 2007	38715.00012

Barrington Broadcasting Group LLC

Barrington Broadcasting Capital Corporation

2500 W. Higgins Road, Suite 155

Hoffman Estates, IL 60169

Re:                               Barrington Broadcasting Group LLC and Barrington Broadcasting Capital Corporation - Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to Barrington Broadcasting Group LLC, a Delaware limited liability company (“Barrington Group”), and its wholly owned subsidiary, Barrington Broadcasting Capital Corporation, a Delaware corporation (“Barrington Capital” and together with Barrington Group, the “Issuers”), and to the Subsidiary Guarantors of the Issuers named on Schedule I hereto (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), in connection with the Registration Statement on Form S-4 (File No. 333-140510) (the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance by the Issuers of up to $125,000,000 aggregate principal amount of the Issuers’ 10½% Senior Subordinated Notes due 2014 (the “New Notes”) and the issuance by the Subsidiary Guarantors of guarantees of the New Notes (the “Guarantees”).

The New Notes and the Guarantees will be issued under an indenture, dated as of August 11, 2007 (the “Indenture”), among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).  The New Notes and the Guarantees will be offered by the Issuers in exchange for $125,000,000 aggregate principal amount of their outstanding 10½% Senior Subordinated Notes due 2014 (the “Old Notes”) and the related guarantees of those notes.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i) the Registration Statement;

(ii) the Indenture;

(iii) the New Notes;

(iv)  the Guarantees;

(v) the certificate of formation of Barrington Group and the limited liability company agreement of Barrington Group as presently in effect as certified by an officer of Barrington Group as of the date hereof;

(vi) the certificate of incorporation of Barrington Capital and the bylaws of Barrington Capital as presently in effect as certified by an officer of Barrington Capital as of the date hereof;

(vii) the certificate of formation and the limited liability company agreements of each of the Subsidiary Guarantors listed on Schedule I hereto as presently in effect as certified by an officer of the respective Subsidiary Guarantors as of the date hereof;

(viii) certificates of the Secretary of State of the State of Delaware as to the incorporation or formation of each of the Issuers and Subsidiary Guarantors under the laws of the State of Delaware as of July 31, 2007; and

(ix) resolutions adopted by the board of directors of each of the Issuers and each Subsidiary Guarantor, certified by an officer of each Issuer and each such Subsidiary Guarantor as of the date hereof, relating to the execution and delivery of, and the performance by each of the Issuers and each of the Subsidiary Guarantors of its respective obligations under, the Transaction Documents (as defined herein).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The New Notes, the Guarantees and the Indenture are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto (other than the due authorization of each such agreement, instrument and document by the Issuers and the Subsidiary Guarantors); (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due execution and delivery of each such agreement, instrument and document by the Issuers and the Subsidiary Guarantors); (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Issuers and the Subsidiary Guarantors), enforceable against such parties (other than the Issuers and the Subsidiary Guarantors) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Issuers and the Subsidiary Guarantors and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Issuers.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

                1.             When the New Notes have been duly authenticated by U.S. Bank National Association, in its capacity as Trustee, and duly executed and delivered on behalf of the Issuers as contemplated by the Registration Statement, the New Notes will be legally issued and will constitute valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms.

                2.             When (a) the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange of the Old Notes and (b) the Guarantees have been duly endorsed on the New Notes, the Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms.

Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of New York and the Delaware General Corporation Law (including all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting such laws).

This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose.

We hereby consent to being named as counsel to the Issuers and the Subsidiary Guarantors in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP

SCHEDULE I

Subsidiary Guarantor	Jurisdiction of Incorporation
Barrington Albany LLC	Delaware
Barrington Amarillo LLC	Delaware
Barrington Bay City LLC	Delaware
Barrington Colorado Springs LLC	Delaware
Barrington Columbia LLC	Delaware
Barrington Flint LLC	Delaware
Barrington Harlingen LLC	Delaware
Barrington Jefferson City LLC	Delaware
Barrington Kirksville LLC	Delaware
Barrington Marquette LLC	Delaware
Barrington Myrtle Beach LLC	Delaware
Barrington Peoria LLC	Delaware
Barrington Quincy LLC	Delaware
Barrington Syracuse LLC	Delaware
Barrington Toledo LLC	Delaware
Barrington Traverse City LLC	Delaware
Barrington Albany License LLC	Delaware
Barrington Amarillo License LLC	Delaware
Barrington Bay City License LLC	Delaware
Barrington Colorado Springs License LLC	Delaware
Barrington Columbia License LLC	Delaware
Barrington Flint License LLC	Delaware
Barrington Harlingen License LLC	Delaware
Barrington Jefferson City License LLC	Delaware
Barrington Kirksville License LLC	Delaware
Barrington Marquette License LLC	Delaware
Barrington Myrtle Beach License LLC	Delaware
Barrington Peoria License LLC	Delaware
Barrington Quincy License LLC	Delaware
Barrington Syracuse License LLC	Delaware
Barrington Toledo License LLC	Delaware
Barrington Traverse City License LLC	Delaware